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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 24, 2002

                        APPLIED MICROSYSTEMS CORPORATION
             (Exact name of Registrant as Specified in its Charter)


          WASHINGTON                   0-26778                 91-1074996
 (State or other jurisdiction   (Commission File Number)   (I.R.S. Employer of
incorporation or organization)                            Identification Number)


                5020 148TH Avenue N.E., Redmond, Washington 98052
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (425) 882-2000


                        --------------------------------

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Item 5. Other Events and Regulation FD Disclosure.

     On April 24, 2002, Applied Microsystems Corporation (the "Company") announced that it has entered into a non-binding letter of intent to acquire REBA Technologies, Inc - an Austin, TX-based start-up company. REBA is focused on developing technology to enhance the operation of server farms for enterprises, Application Server Providers and Network Service Providers. The consideration for the proposed acquisition consists of 350,000 shares of the Company's common stock plus a $200,000 non-interest-bearing note due two years after the closing date. The Company would not acquire any personnel in the transaction, and the proposed transaction remains subject to the completion of due diligence and definitive documentation. The controlling shareholder of REBA is Lary L. Evans, who is also on the Board of Directors of the Company.

     A copy of the Company's press release announcing the proposed acquisition is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     EXHIBIT   DESCRIPTION

      99.1 Press Release, dated April 24, 2002, announcing the Company's proposed acquisition of REBA Technologies, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       APPLIED MICROSYSTEMS CORPORATION


Dated: April 24, 2002                  By:  /s/ Robert C. Bateman

                                       By:  Robert C. Bateman
                                       Its: Vice President, Chief Financial
                                            Officer, Secretary and Treasurer

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                                  EXHIBIT INDEX

     EXHIBIT NO.    DESCRIPTION

      99.1 Press Release, dated April 24, 2002, announcing the Company's proposed acquisition of REBA Technologies, Inc.